Exhibit 5.1

Laxague Law, Inc.
1 East Liberty, Suite 600
Reno, NV 89501
(775) 234-5221
Email: joe@laxaguelaw.com

August 29, 2015

Orbital Tracking Corp.
18851 N.E. 29th Ave., Suite 700
Aventura, Florida 33180

Dear Sirs:

                 We have acted as counsel to Orbital Tracking Corp., a Nevada corporation (the “Company”), in connection with limited matters relating to the Company’s submission to the Securities and Exchange Commission of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, relating to the offering for sale of up to 2,775,000 shares of the Company’s common stock, par value $0.0001 per (collectively, the “Shares”).  The Shares include: (i) 725,000 currently issued and outstanding shares of common stock of the Company, (ii) 300,000 shares of common stock issuable upon conversion of certain shares of the Company’s issued and outstanding Series C Preferred Stock; (iii) 1,500,000 share of common stock issuable upon conversion of certain shares of the Company’s issued and outstanding Series D Preferred Stock; and (iv) 250,000 shares of common stock issuable upon conversion of certain shares of the Company’s issued and outstanding Series E Preferred Stock

                  In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company, as amended through the date hereof, resolutions of the Company’s Board of Directors, and such other documents and corporate records relating to the Company and the issuance of the Shares as we have deemed appropriate. In all cases, we have assumed the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies, and the accuracy and completeness of all records and other information made available to us by the Company. We express no opinion concerning the law of any jurisdiction other than the State of Nevada.

                  On the basis of the foregoing, we are of the opinion that:

1. 725,000 of the Shares are currently validly issued, fully paid and non-assessable shares of common stock of the company; and

2. Upon voluntary conversion of relevant preferred shares of the Company by the holders thereof, the remaining 2,050,000 Shares will be validly issued, fully paid and non-assessable shares of common stock of the company.

                  We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
Laxague Law, Inc. By: /s/ Joe Laxague, Esq. Joe Laxague, Esq.